Exhibit 23.2

Software Integrated Solutions
Division of Schlumberger Technology Corporation

4600 J Barry Court
Suite 200
Canonsburg, PA 15317 USA
Tel: 724-416-9700
Fax: 724-416-9705

CONSENT OF SOFTWARE INTEGRATED SOLUTIONS
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Software Integrated Solutions, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-126191, 333-135949, 333-143990, 333-151762, 333-160350, 333-171468, 333-178067, 333-187018, 333-189651, 333-192175, 333-196977 and 333-214683) and Form S-3 (File No. 333-219649)of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated 30 January 2018, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended 31 December 2017 to be filed with the Securities and Exchange Commission on or about 22 February 2018, and our summary report attached as Exhibit 99 to such Annual Report.

Software Integrated Solutions
Division of Schlumberger Technology Corporation

By:
Charles M. Boyer II, PG, CPG
Advisor - Unconventional Reservoirs
Technical Team Leader
Canonsburg, Pennsylvania
22 February, 2018